NOTIFICATION OF DISPOSITION OF COLLATERAL



To:     Omni Nutraceuticals, Inc.
        Irwin Natural s\4Health, Inc.
        Irwin Naturals, Inc.
        4Health, Inc.
        5310 Beethoven Street
        Los Angeles, CA 94010

From:   First Source Loan Obligations Insured Trust
        2850 West Golf Road
        Rolling Meadows, Illinois 60008
        Attention: Robert S. Palmer
        (847) 734-2070

Name of Debtor:   Omni Nutraceuticals, Inc.


We will sell the collateral described in Exhibit 'A' attached hereto and incorporated herein by this reference privately on or after April 5, 2002.

You and/or the debtor are entitled to an accounting of the unpaid indebtedness secured by the property that we intend to sell, and either may request an accounting by calling us at (847) 734-2070.


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                                    EXHIBIT A
                                       to
                    NOTIFICATION OF DISPOSITION OF COLLATERAL


     The collateral to be sold by First Source Loan Obligations Insured Trust, a Delaware business trust ("First Source") shall consist of all property of Omni Nutraceuticals, a Utah corporation ("Omni"), wherever located, whether owned, licensed, leased, or consigned, in each case solely to the extent that First Source has a perfected security interest therein, including, without limitation, to the extent that First Source has a perfected security interest therein, all of Omni's: (i) Accounts; (ii) Goods (including, without limitation, all of Omni's Equipment, Fixtures and Inventory), (iii) General Intangibles, including, without limitation, (A) all tax refunds, (B) all Intellectual Property Collateral, (C) rights arising out of leases, licenses and contracts which are not Accounts, and (D) all goodwill of Omni or associated with Omni's business;
(iv) Chattel Paper, Documents, Instruments, Certificated Securities, Uncertificated Securities and Investment Property; (v) property (other than money) currently in the possession or under the control of, or in transit to, First Source, or any lender or any bank or other depository institution, or any bailee, agent or custodian of First Source, or any lender or bank or other depository institution or Omni; (vi) right, title and interest (if any) in and to all accounts of Omni maintained by any bank and all other accounts maintained by Omni (exclusive of any accounts maintained with First Source), all funds on deposit therein, all investments arising out of such funds, all claims thereunder or in connection therewith; (vii) insurance policies, including claims or rights to payment thereunder; and (viii) liens, guaranties and other rights and privileges pertaining to any of the foregoing or the following; together with (ix) all books, ledgers, books of account, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing.

As used in this Exhibit A the following terms shall have the following meanings:

     ACCOUNT shall mean any right of Omni to payment for goods sold or leased or
     -------
     for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

     CERTIFICATED SECURITY shall have the meaning assigned to such term in the
     ---------------------
     Uniform Commercial Code.

     CHATTEL PAPER shall have the meaning assigned to such term in the Uniform
     -------------
     Commercial Code.

     COMPUTER HARDWARE AND SOFTWARE COLLATERAL shall mean (i) all computer and
     -----------------------------------------
     other electronic data processing hardware, integrated computer systems, central processing units, memory units and display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, whether owned, licensed or leased by Omni; (ii) all software programs (including source code and object code and


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     all related applications and data files), whether owned, licensed or leased by Omni, designed for use on the computers and electronic data processing hardware described in clause (i) above; (iii) all firmware associated
                           ----------
     therewith, whether owned, licensed or leased by Omni; (iv) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether owned, licensed or leased by
               ---------------------------
     Omni; and (v) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications.

     COPYRIGHT COLLATERAL shall mean all copyrights and all semiconductor chip
     --------------------
     product mask works of Omni, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world, including, without limitation, all of Omni's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof.

     DOCUMENT shall have the meaning assigned to such term in Article 9 of the
     --------
     Uniform Commercial Code.

     EQUIPMENT shall have the meaning assigned to such term in the Uniform
     ---------
     Commercial Code.

     FIXTURE shall have the meaning assigned to such term in the Uniform
     -------
     Commercial Code.

     GENERAL INTANGIBLES shall have the meaning assigned to such term in the
     -------------------
     Uniform Commercial Code.

     GOODS shall have the meaning assigned to such term in Article 9 of the
     -----
     Uniform Commercial Code.

     INSTRUMENT shall have the meaning assigned to such term in the Uniform
     ----------
     Commercial Code.

     INTELLECTUAL PROPERTY COLLATERAL shall mean, collectively, the Computer
     --------------------------------
     Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

     INVENTORY shall mean Goods, merchandise and other personal property
     ---------
     furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work in process, finished goods and materials and supplies, of any kind, nature or description, that are used or consumed by Omni's business, or are or might be used in connection with the manufacture, packing,


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
     shipping, advertising, selling or finishing of such Goods, merchandise and other personal property, and all returned or repossessed goods, merchandise and other personal property now in the possession or under the control of Omni or First Source.

     Investment Property shall have the meaning assigned to such term in Article
     -------------------
     9 of the Uniform Commercial Code.

     PATENT COLLATERAL shall mean:
     -----------------

          (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world, including letters patent and applications in the United States Patent and Trademark Office;

          (b)  all  patent  licenses;

          (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b);
     ----------------------

          (d) all rights associated with the foregoing, the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license, and all rights corresponding thereto throughout the world.

     SECURITY shall have the meaning assigned to such term in the Uniform
     --------
     Commercial Code.

     TRADEMARK COLLATERAL shall mean:
     --------------------

          (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (each of the foregoing items in this clause (a) being called a
                                          ----------
     "Trademark"), now existing anywhere in the world, whether currently in use
      ---------
     or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country;

          (b)  all Trademark licenses;

          (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b); and
                  -------------------


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          (d)  all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a), (b) and (c); and
                                               ------------------------

          (e) all rights associated with, the foregoing, including any claim by Omni against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

     TRADE SECRETS COLLATERAL shall mean common law and statutory trade secrets
     ------------------------
     and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of Omni (each of the foregoing being called a "Trade Secret"),
                                                             ------------
     whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

     UNCERTIFIED SECURITY shall have the meaning assigned to such term in the
     --------------------
     Uniform Commercial Code.

     UNIFORM COMMERCIAL CODE shall mean the Uniform Commercial Code as in effect
     -----------------------
     in the State of Illinois on the date hereof.

Terms not otherwise defined herein shall have the meanings, if any, ascribed to them under the Uniform Commercial Code.


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